Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2020, relating to the financial statements of Rexahn Pharmaceuticals, Inc. (since renamed Ocuphire Pharma, Inc.) appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the references to us under the caption “Experts” in the Prospectus.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)
Philadelphia, Pennsylvania
February 3, 2021